================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
    PURSUANT TO SECTION 13  OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (Date of earliest event reported):  DECEMBER 4, 1996



                                  INDEX, INC.
               (Exact name of registrant as specified in charter)



           TEXAS                         0-21513                76-0509661
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)





     580 WESTLAKE PARK BOULEVARD,                                   77079
              SUITE 1100                                          (Zip Code)
            HOUSTON, TEXAS
   (Address of Principal Executive
               Offices)



                                 281/531-4214
             (Registrant's Telephone Number, Including Area Code)
================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Index, Inc., a Texas corporation (the "Company"), was incorporated on July 26, 1996, to facilitate a reorganization of SEPCO Industries, Inc., a Texas corporation ("SEPCO"), in anticipation of an acquisition by Index as the successor to SEPCO of Newman Communications Corporation, a New Mexico corporation ("Newman"). On December 4, 1996, the reorganization of SEPCO (the "SEPCO Reorganization") was effected through a merger of a wholly-owned subsidiary of the Company with and into SEPCO pursuant to which the Company acquired all of the outstanding shares of SEPCO in exchange for shares of the Company. Immediately following the SEPCO Reorganization, the Company acquired Newman through a merger of a wholly-owned subsidiary of the Company with and into Newman (the "Newman Merger").

         Prior to the SEPCO Reorganization, the Company had no operations and its only assets consisted of $1,000 cash. The SEPCO Reorganization has been accounted for as a recapitalization of SEPCO.

         Prior to the Company's acquisition of Newman, Newman was a non-operating entity with nominal assets. The Newman Merger was effected as a means to increase the Company's shareholder base. The Newman Merger has been accounted for as an issuance on December 4, 1996, of shares for the net tangible assets of Newman.

         The equity capitalization of the Company after giving effect to the SEPCO Reorganization and Newman Merger consists of 15,987,900 shares of Common Stock, 3,399 shares of Series A Preferred Stock and 19,500 shares of Series B Convertible Preferred Stock. The holders of Series A Preferred Stock are entitled to 1/10th a vote per share on all matters presented to a vote of shareholders generally, voting as a class with the holders of Common Stock, and are not entitled to any dividends or distributions other than in the event of a liquidation of the Company, in which case, the holders of the Series A Preferred Stock are entitled to a $100 liquidation preference per share. Each share of the Series B Convertible Preferred Stock is convertible into 112 shares of Common Stock and a monthly dividend per share of $.50. The holders of the Series B Convertible Preferred Stock are also entitled to a $100 liquidation preference per share after payment of distributions to the holders of the Series A Preferred Stock and to 1/10th of a vote per share on all matters presented to a vote of shareholders generally, voting as a class with the holders of the Common Stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of Businesses Acquired.

                 SEPCO Industries, Inc.
                   Year Ended December 31, 1995
                     Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
                     Consolidated Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2
                     Consolidated Statements of Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5
                     Consolidated Statements of Shareholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . . F-6
                     Consolidated Statements of Cash FlowsF-7
                     Notes to Consolidated Financial statements . . . . . . . . . . . . . . . . . . . . . . . . . . . F-8
                   Nine Months Ended September 30, 1996
                     Condensed Consolidated Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-17
                     Condensed Consolidated Statements of Earnings  . . . . . . . . . . . . . . . . . . . . . . . .  F-19
                     Condensed Consolidated Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . .  F-20
                     Notes to Condensed Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . .  F-21

                 Newman Communications Corporation
                   Nine Months Ended December 31, 1995
                     Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-23
                     Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-24
                     Statements of Operations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-25
                     Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-27
                     Statements of Changes in Shareholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . .  F-29
                     Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-31
                   Nine Months Ended September 30, 1996
                     Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-34
                     Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-35
                     Statement of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-36


         (b)     Pro Forma Financial Information.
                 Index, Inc.
                   Unaudited Pro Forma Combined Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .  F-37
                   Unaudited Pro Forma Combined Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . .  F-38
                   Unaudited Pro Forma Combined Statement of Operations . . . . . . . . . . . . . . . . . . . . . .  F-39
                   Pro Forma Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-40

         (c)     Exhibits:

         2.1     Agreement and Plan of Merger dated August 12, 1996, by and among Index, Inc., Newman Acquisition
                 Corporation, Newman Communications Corporation and Little & Company Investment Securities (incorporated by reference to Exhibit 2.1 of Amendment No. 1 to Index, Inc.'s Registration Statement on Form S-4
                 (Registration Statement No. 333-10021)).

         2.2     Agreement and Plan of Merger dated August 12, 1996, by and among Index, Inc., Sepco Acquisition
                 Corporation and SEPCO Industries, Inc. (incorporated by reference to Exhibit 2.2 of Amendment No. 1 to
                 Index, Inc.'s Registration Statement on Form S-4 (Registration Statement No. 333-10021)).

         4.1     Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Index,
                 Inc.'s Registration Statement on Form S-4 (Registration Statement No. 333-10021)).

         4.2     Form of Series A Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 of Amendment
                 No. 1 to Index, Inc.'s Registration Statement on Form S-4 (Registration Statement
                 No. 333-10021)).

         4.3     Form of Series B Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4.3 of
                 Amendment No. 1 to Index, Inc.'s Registration Statement on Form S-4 (Registration Statement No. 333-
                 10021)).

         4.4     Restated Articles of Incorporation of Index, Inc. defining the rights of holders of Common Stock,
                 Series A Preferred Stock and Series B Convertible Preferred Stock (incorporated by reference to
                 Exhibit 3.1 of Amendment No. 1 to Index, Inc.'s Registration Statement on Form S-4 (Registration
                 Statement No. 333-10021)).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 18, 1996


                               INDEX, INC.



                               By: /s/ DAVID R. LITTLE
                                  --------------------------------------------
                                        David R. Little, President

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
SEPCO Industries, Inc.


         We have audited the accompanying consolidated balance sheets of SEPCO Industries, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SEPCO Industries, Inc. at December 31, 1995 and 1994, and the results of operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

         As discussed in Note 6 to the financial statements, in 1993 SEPCO Industries, Inc. changed its method of accounting for income taxes.

                                        ERNST & YOUNG LLP


Houston, Texas
March 22, 1996
except for Notes 8 and 10, as to which the date is August 7, 1996

                             SEPCO Industries, Inc.
                          Consolidated Balance Sheets


                                                                                                       DECEMBER 31
                                                                                                 1995               1994
                                                                                               --------------------------
                                                                                                     (in thousands)
Assets
Current assets:
         Cash                                                                                  $ 1,492            $   889
         Trade accounts receivable, net of allowance for doubtful accounts
           of $200,000 in 1995 and $250,000 in 1994                                             15,892             13,648
         Inventory                                                                              16,706             15,068
         Prepaid expenses and other current assets                                                 813                797
         Deferred income taxes                                                                     170                191
                                                                                               --------------------------
Total current assets                                                                            35,073             30,593

Property and equipment, net                                                                      6,744              6,065

Other assets:
         Notes receivable from officers and shareholders                                           640                771
         Intangible assets, net of accumulated amortization of
           $1,394,000 in 1995 and $1,105,000 in 1994                                               797                734
                                                                                               --------------------------
                                                                                                 1,437              1,505


Total assets                                                                                   $43,254            $38,163
                                                                                               ==========================

                                                                                                     DECEMBER 31
                                                                                               1995                1994
                                                                                          --------------------------------
                                                                                          (in thousands except share data)
Liabilities and shareholders' equity
Current liabilities:
         Trade accounts payable                                                               $  6,435           $  5,711
         Employee compensation                                                                   1,129                895
         Other accrued liabilities                                                               1,419              2,092
         Current portion of long-term debt                                                       1,888              1,566
         Current portion of subordinated debt                                                      235                318
                                                                                              ---------------------------
Total current liabilities                                                                       11,106             10,582
         Long-term debt, less current portion                                                   20,130             17,082
         Subordinated debt, less current portion                                                 1,145              1,379
         Deferred compensation                                                                     380                293
         Deferred income taxes                                                                     205                119
Equity subject to redemption -- Notes 7 and 10:
         Preferred Stock, 1,496 shares and 3,927 shares in 1995 and 1994,
           respectively                                                                            150
         Class A convertible preferred stock, 4,500 shares                                         450
         Class A common stock, 272,000 shares and 322,400 shares in 1995
           and 1994, respectively                                                                1,888
Shareholders' equity:
         Preferred stock, nonvoting, noncumulative $1 par value;
           liquidation preference of $100 per share:
             Authorized shares - 1,000,000
             Issued and outstanding shares - 10,098, including 1,496 shares and 3,927 shares subject to redemption in 1995 and 1994,
               respectively--Notes 7 and 10                                                          9                  6
         Class A convertible preferred stock, nonvoting, cumulative
           $100 par value; liquidation preference of $100 per share:
             Authorized shares - 1,000,000
             Issued and outstanding shares - 19,500 in 1995, including 4,500
               shares subject to redemption--Notes 7 and 10                                      1,500                  -
         Class B convertible preferred stock, nonvoting, cumulative
           $100 par value; liquidation preference of $100 per share:
             Authorized shares - 1,000,000
             Issued and outstanding shares - none                                                    -                  -
         Class A common stock, $.01 par value:
             Authorized shares - 10,000,000
             Issued and outstanding shares - 980,300 and 1,100,500
               in 1995 and 1994, including 272,000 shares and 322,400
               shares subject to redemption in 1995 and 1994, respectively--
               Notes 7 and 10                                                                        7                  8
         Class B common stock, $.01 par value; liquidation preference of $7.5075 per share:
             Authorized shares - 10,000,000
             Issued and outstanding shares - 176,900                                                 2                  2
         Paid-in capital                                                                           580              1,847
         Retained earnings                                                                       7,399              5,151
                                                                                              ---------------------------
                                                                                                 9,497              7,014

         Less: treasury stock, 6,732 and 4,301 shares preferred and
           221,401 and 81,200 shares Class A common in 1995 and 1994                           (1,697)              (530)
                                                                                              ---------------------------
Total shareholders' equity                                                                       7,800              6,484
                                                                                              ---------------------------
Total liabilities and shareholders' equity                                                    $ 43,254           $ 38,163
                                                                                              ===========================

See accompanying notes.

                            SEPCO Industries, Inc.
                     Consolidated Statements of Earnings

                                                                              YEAR ENDED DECEMBER 31
                                                                      1995             1994             1993
                                                              ------------------------------------------------
                                                                       (in thousands except per share data)
Sales                                                         $      111,328   $      102,592  $        99,353
Cost of sales                                                         82,171           75,375           72,561
                                                              ------------------------------------------------
Gross profit                                                          29,157           27,217           26,792

Selling, general, and administrative expenses                         24,559           23,067           23,504
                                                              ------------------------------------------------
Operating income                                                       4,598            4,150            3,288

Other income                                                             867              817              858
Interest expense                                                      (1,953)          (1,929)          (1,800)
                                                              ------------------------------------------------
                                                                      (1,086)          (1,112)            (942)
                                                              ------------------------------------------------
Income before income taxes, minority interest, and
  cumulative effect of change in accounting principle                  3,512            3,038            2,346

Provision for income taxes                                             1,424            1,176              982
                                                              ------------------------------------------------
Income before minority interest and cumulative effect of
  change in accounting principle                                       2,088            1,862            1,364


Minority interest in earnings of subsidiaries                              -                -             (403)
                                                              ------------------------------------------------
Income before cumulative effect of change in accounting
  principle                                                            2,088            1,862              961

Cumulative effect of change in accounting principle                        -                -              882
                                                              ------------------------------------------------
Net income                                                    $        2,088   $        1,862  $         1,843
                                                              ================================================
Income before cumulative effect of change
  in accounting principle per common and
  common equivalent share                                     $         1.68   $         1.41  $          0.83
                                                              ================================================
Primary net income per common and common
  equivalent share                                            $         1.68   $         1.41  $          1.58
                                                              ================================================
Number of shares used to compute primary net income                    1,244            1,319            1,163
  per common and common equivalent share
                                                              ================================================
Fully diluted net income per common and
  common equivalent share                                     $         1.61   $         1.40  $          1.55
                                                              ================================================
Number of shares used to compute fully diluted net
  income per common and common equivalent share                        1,293            1,328            1,187
                                                              ================================================

See accompanying notes.

                             SEPCO Industries, Inc.
                Consolidated Statements of Shareholders' Equity


                                                       Class A   Class A   Class B
                                            Preferred Preferred   Common   Common    Paid-In     Retained    Treasury
                                              Stock     Stock     Stock    Stock     Capital     Earnings      Stock      Total
                                            ------------------------------------------------------------------------------------
                                                                    (in thousands except share data)
Balance at December 31, 1992                   $     6   $   -       $8      $ 2     $ 1,551       $2,582   $  (484)     $ 3,665
      Issuance of 10,000 shares of Class A
      common stock                                   -       -        1        -          22            -         -           22

      Acquisition of 10,000 shares of Class A
      common stock                                   -       -        -        -           -            -       (22)         (22)
      Increase in redemption value of Class A
      common stock subject to redemption             -       -        -        -           -         (375)        -         (375)
      Net income                                     -       -        -        -           -        1,843         -        1,843
                                               ---------------------------------------------------------------------------------
Balance at December 31, 1993                         6       -        8        2       1,573        4,050      (506)       5,133
      Issuance of 5,300 shares of Class A
      common stock                                   -       -        -        -          25            -         -           25

      Acquisition of 5,300 shares of Class A
      common stock                                   -       -        -        -           -            -       (24)         (24)
      Increase in redemption value of Class A
      common stock subject to redemption             -       -        -        -           -         (512)        -         (512)
                                               ---------------------------------------------------------------------------------
      Net income                                     -       -        -        -           -        1,862         -        1,862
                                               ---------------------------------------------------------------------------------
Balance at December 31, 1994                         6       -        8        2       1,598        5,400      (530)       6,484
      Issuance of 89,800 shares of Class A
      common stock                                   -       -        1        -         231            -         -          232

      Conversion of 210,000 shares of Class A
      common stock to 15,000 shares of Class A
      preferred stock                                -    1500       (2)       -      (1,498)           -         -            -
      Acquisition of 140,201 shares of Class A
      common stock and 2,431 shares of
      preferred stock                                3       -        -        -           -          526    (1,167)        (638)
      Increase in redemption value of Class A
      common stock subject to redemption             -       -        -        -           -         (343)        -         (343)
      Preferred dividends paid                       -       -        -        -           -          (23)        -          (23)
      Net income                                     -       -        -        -           -        2,088         -        2,088
                                               ---------------------------------------------------------------------------------
Balance at December 31, 1995                   $     9   $1500      $ 7       $2      $  331       $7,648   $(1,697)      $7,800
                                               =================================================================================

See accompanying notes.

                             SEPCO Industries, Inc.
                     Consolidated Statements of Cash Flows


                                                                                         Year ended December 31
                                                                                    1995          1994          1993
                                                                               ------------------------------------------
                                                                                             (in thousands)
Operating activities
Net income                                                                        $     2,088     $   1,862     $   1,843
Adjustments to reconcile net income to net cash provided by (used in)
   operating activities:
      Cumulative effect of change in accounting principle                                   -             -          (882)
      Depreciation and amortization                                                       965         1,113         1,196
      Deferred compensation on stock option plans                                          87           146           147
      Provision (benefit) for deferred income taxes                                       109           791          (100)
      Minority interest in earnings of subsidiaries                                         -             -           403
      Gain on sale of property and equipment                                              (11)          (16)           (7)
      Changes in operating assets and liabilities:
         Trade accounts receivable                                                     (1,915)         (523)         (609)
         Inventories                                                                   (1,288)         (467)         (220)
         Prepaid expenses and other assets                                                (88)           41           (51)
         Accounts payable and other accrued liabilities                                    (6)         (302)         (988)
                                                                                  ---------------------------------------
Net cash provided by (used in) operating activities                                       (59)        2,645           732

Investing activities
Purchase of minority interest shares                                                        -             -          (621)
Purchase of Cunningham Bearing net assets                                                   -             -           (40)
Purchase of Bayou Pumps common stock, net of cash received                                 38             -             -
Purchase of property and equipment                                                       (739)         (319)         (308)
Proceeds from sale of property and equipment                                              177            60            14
Payments received on notes receivable from officers                                       172            80            86
                                                                                  ---------------------------------------
Net cash used in investing activities                                                    (352)         (179)         (869)

Financing activities
Proceeds from debt                                                                    123,261       109,295       104,123
Principal payments on revolving line of credit, long-term and
   subordinated debt, and notes payable to bank                                      (121,867)     (111,689)     (103,804)
Issuance of Class A common stock                                                          232            25            22
Acquisition of common stock                                                              (589)          (24)          (22)
Preferred dividends paid                                                                  (23)            -             -
Payment of loan costs                                                                       -             -           (11)
                                                                                  ---------------------------------------
Net cash provided by (used in) financing activities                                     1,014        (2,393)          308
                                                                                  ---------------------------------------
Increase in cash                                                                          603            73           171
Cash at beginning of year                                                                 889           816           645
                                                                                  ---------------------------------------
Cash at end of year                                                               $     1,492     $     889     $     816
                                                                                  =======================================
Supplemental disclosures of noncash investing and financing activities:
   The Company purchased a computer system in exchange for cash of
      $23,000 and a note payable to the leasing company totaling $776,000
   Cash paid for:
      Interest                                                                    $     1,901     $   1,855     $   1,752
                                                                                  =======================================
      Income taxes                                                                $     1,500     $     165     $     795
                                                                                  =======================================

See accompanying notes.

                             SEPCO Industries, Inc.
                   Notes to Consolidated Financial Statements


December 31, 1995

1. SIGNIFICANT ACCOUNTING POLICIES PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Sepco Industries, Inc. (the "Company") and its wholly owned subsidiary, Bayou Pumps, purchased December 31, 1995 (see Note 2). All significant intercompany accounts and transactions have been eliminated in consolidation.

CONCENTRATION OF CREDIT RISK

The Company sells rotating equipment to a diversified customer base in the southwestern region of the United States. The Company believes no significant concentration of credit risk exists. The Company continually evaluates the creditworthiness of its customers' financial positions and monitors accounts on a periodic basis, but does not require collateral.

INVENTORY

Inventory consists principally of finished goods and is priced at lower of cost or market, cost being determined using the LIFO (last-in, first-out) method.

PROPERTY, PLANT, AND EQUIPMENT

Assets are carried on the basis of cost. Provisions for depreciation are computed at rates considered to be sufficient to amortize the costs of assets over their expected useful lives. Depreciation and amortization of property, plant, and equipment is computed using principally the straight-line method for financial reporting purposes. Useful lives assigned to property, plant, and equipment range from 3 to 20 years. Maintenance and repairs of depreciable assets are charged against earnings as incurred. Additions and improvements are capitalized. When properties are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and gains or losses are credited or charged to earnings.

In March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement 121 in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

INTANGIBLES

Intangibles consist of non-compete and licensing agreements and goodwill. The non-compete and licensing agreements are amortized over three to five years and goodwill is amortized over five to ten years. All amortization of intangibles is computed using the straight-line method.

FEDERAL INCOME TAXES

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("Statement 109"). Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates and laws that will be in effect when the differences reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                                       December 31, 1995
                                                             -------------------------------------
                                                               Carrying Value       Fair Value
                                                             -------------------------------------
                                                                        (In thousands)
Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . .       $       1,492       $      1,492
Notes receivable from officers  . . . . . . . . . . . . . .                 355                355
Long-term debt, including current portion . . . . . . . . .              22,028             22,028
Subordinated debt, including current portion  . . . . . . .               1,380              1,380

   The carrying value of the long-term debt and subordinated debt approximates fair value based upon the current rates and terms available to the Company for instruments with similar remaining maturities. The carrying value of the notes receivable from officers approximates fair value because the interest rate of the notes (9%) is consistent with the interest rate of the Company's revolving debt and with rates currently available in the market for similar instruments.

STOCK OPTIONS

The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") in accounting for its employee stock options. In October 1995, Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, was issued, which established a fair-value based method of accounting for stock-based compensation plans. In accordance with the provisions of this new accounting standard, the Company has elected to continue following the provisions of APB 25 and will include in future financial statements pro forma disclosures for the new standard.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PER SHARE AMOUNTS

Net income per common and common equivalent share has been computed by dividing net income applicable to common stock by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Options to purchase common stock issued by the Company within the 12 months preceding the filing of the registration statement on Form S-4 of Index, Inc. (see Note 10) have been included in the calculation of common equivalent shares outstanding (using the treasury stock method) as if they were outstanding for all periods presented. The computation of fully diluted net income per common and common equivalent share assumes the Class A convertible preferred stock was converted as of the beginning of the period.

RECLASSIFICATIONS

Certain 1994 and 1993 amounts have been reclassified to conform with the 1995 presentation.

2. ACQUISITION

Effective December 31, 1995, the Company acquired 100% of the outstanding common stock of Bayou Pumps. The purchase price totaled $500,000 and consisted of (i) issuance of $450,000 of the Company's Class A convertible preferred stock and (ii) cash of $50,000. The acquisition has been accounted for using the purchase method of accounting. Accordingly, no results of operations of the acquired company are included in the Company's consolidated results of operations as the acquisition date was December 31, 1995. Goodwill of $400,000 was recorded on the acquisition. Pro forma disclosures of operating results are omitted because the acquired company's operations were not significant.

3. INVENTORY

The Company uses the LIFO method of inventory valuation for approximately 88% of its inventories as the LIFO method results in a better matching of current costs and revenues. Remaining inventories are accounted for using the FIFO (first-in, first-out) method. The reconciliation of FIFO inventory to LIFO basis is as follows:

                                                 DECEMBER 31
                                            1995             1994
                                          ------------------------
                                               (In Thousands)
Finished goods                            $18,155          $16,190
Work in process                             1,798            1,635
                                          ------------------------
Inventory at FIFO                          19,953           17,825
LIFO allowance                            (3,247)          (2,757)
                                          ------------------------
Inventory at LIFO                         $16,706          $15,068
                                          ========================

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are comprised of the following:

                                                            DECEMBER 31
                                                        1995             1994
                                                       -----------------------
                                                           (In Thousands)
Land                                                  $ 1,368          $ 1,441
Buildings and leasehold improvements                    5,946            5,969
Furniture, fixtures, and equipment                      6,790            5,400
                                                       14,104           12,810
Less: allowances for depreciation and amortizatio     (7,360)          (6,745)
                                                       $6,744           $6,065


5. LONG-TERM AND SUBORDINATED DEBT

Long-term and subordinated notes consist of the following:

                                                                        DECEMBER 31
                                                                   1995             1994
                                                                  ------------------------
                                                                      (In Thousands)
Long-term debt:
  Revolving credit agreement                                      $16,891          $13,597
  Note payable to insurance company, 10.125%, collateralized by real property, payable in monthly installments through
    December 2006                                                   1,793            1,878
  Notes payable to former shareholders, 7% - 10%, unsecured,
    payable in varying annual installments through August 2002      1,410            1,482

  Note payable to credit corporation, 2.25% above prime (10.75%
    at December 31, 1995), collateralized by computer equipment,
    payable in monthly installments beginning May 1996                776                -
  Other                                                             1,148            1,691
                                                                  ------------------------
                                                                   22,018           18,648
  Less current portion                                              1,888            1,566
                                                                  ------------------------
                                                                  $20,130          $17,082
                                                                  ========================

Subordinated debt:
  Notes payable to former shareholders, 12%, unsecured, payable
    in varying installments through January 1997                   $1,380           $1,697
  Less current portion                                                235              318
                                                                  ------------------------
                                                                   $1,145           $1,379
                                                                  ========================

The Company has a $20 million line of credit available to them. The rate of interest is prime plus 0.75% (9.25% at December 31, 1995). The line of credit is secured by receivables, inventory, and machinery and equipment and matures January 1997. As of December 31, 1995, the unused line is approximately $3 million. The bank agreements include loan covenants which, among other things, require the Company to maintain a positive cash flow and other financial ratios, which are measured monthly. The maturities of long-term and subordinated debt for the next five years and thereafter are as follows (in thousands):

               1996                               $ 2,123
               1997                                18,449
               1998                                   445
               1999                                   480
               2000                                   518
               Thereafter                           1,383
                                                  -------
                                                  $23,398
                                                  =======

6. INCOME TAXES

Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of adopting this accounting standard as of January 1, 1993 was to increase net earnings by $882,000 in 1993.

The provision for income taxes consisted of the following:

                               YEAR ENDED DECEMBER 31
                       1995             1994             1993
                      ----------------------------------------
                                   (In Thousands)
Current:
Federal               $1,172             $190             $946
State                    143              195              136
                      ----------------------------------------
                       1,315              385            1,082
Deferred:
Federal                  107              797             (94)
State                      2              (6)              (6)
                      ----------------------------------------
                         109              791            (100)
                      ----------------------------------------
                      $1,424           $1,176             $982
                      ========================================

The differences between income taxes computed at the federal statutory income tax rate and the provision for income taxes are as follows:

                                                                      YEAR ENDED DECEMBER 31
                                                               1995             1994             1993
                                                              ----------------------------------------
                                                                          (In Thousands)
Income taxes computed at federal statutory income
  tax rate                                                    $1,194           $1,033             $798
State income taxes, net of federal benefit                        96              125               86
Nondeductible goodwill amortization                               51               22               22
Other                                                             83              (4)               76
                                                              ----------------------------------------
                                                              $1,424           $1,176             $982
                                                              ========================================


The net current and noncurrent components of deferred income taxes are as follows:

                                                                                DECEMBER 31
                                                                           1995             1994
                                                                           ---------------------
                                                                                (In Thousands)
Net current assets                                                         $170             $191
Net noncurrent liabilities                                                  205              119
                                                                           ---------------------
Net liability (asset)                                                      $ 35             $(72)
                                                                           =====================

Deferred tax liabilities and assets were comprised of the following:

                                                                                DECEMBER 31
                                                                           1995             1994
                                                                           ---------------------
                                                                             (In Thousands)
Deferred tax liability:
         Difference between financial and tax depreciation of
           assets acquired                                                  $214             $220
Deferred tax assets:
         Allowance for doubtful accounts                                      68               85
         Section 263A inventory costs                                        102              106
         Deferred compensation on stock options                                9              101
                                                                            ---------------------
Total deferred tax assets                                                    179              292
                                                                            ---------------------
Net deferred tax liability (asset)                                          $ 35             $(72)
                                                                            =====================

During 1994, the Company utilized its net operating loss carryforwards of approximately $3 million for income tax purposes. Those carryforwards were used to offset the taxable income of the Company in 1994, eliminating the majority of the 1993 deferred tax asset.

7. SHAREHOLDERS' EQUITY

During 1995, the Company created two new classes of convertible preferred stock designated Class A and Class B. Class A convertible preferred stock may be converted into 7 shares of Class A common stock, and Class B convertible preferred stock may be converted into 3.5 shares of Class B common stock. Upon liquidation, the Class A and Class B convertible preferred stock is second in priority to the preferred stock and the Class B common stock. During 1995, holders of 210,000 shares of Class A common stock exchanged their shares for 15,000 shares of Class A convertible preferred stock.

Both Class A and Class B convertible preferred stock have a 6% cumulative monthly dividend. As of December 31, 1995, $23,000 in dividends has been paid.

During 1994, Board of Directors of the Company approved a 100 to 1 stock split resulting in the modification of the shares authorized, issued, and outstanding and the par value per share of its Class A and B common stock. The 1993 share disclosures have been adjusted for the effect of the stock split.

During 1993, the Company increased its ownership in Southern Engine & Pump Company from 68% to 100%. The transaction, accounted for using the purchase method of accounting, involved acquiring approximately 26% of the stock by direct purchase. The purchase price was $2,843,845, of which $1,973,856 was financed by the selling shareholders and $620,602 was paid in cash. The remaining 6% of Southern Engine & Pump Company was acquired by exchanging 70,700 shares of the Company's Class A common stock valued at $249,387 for 112,068 shares of Southern Engine & Pump Company common stock. The Company recorded $291,610 of goodwill on the transactions.

The Company has agreements with certain holders of Class A common and preferred stock that, upon termination of employment, the shareholders have an obligation to sell and the Company has the first opportunity to buy the stock. The Company also has the opportunity to match a higher offer obtained by the shareholder from another party. The selling price of the stock will be at a price per share equal to the equity per share for the Class A common stock and $100 per share for the preferred stock. Payment may be in the form of cash or a promissory note bearing interest at 10% and payable in five equal installments beginning on the first anniversary date of the note. During 1995, the Company purchased 140,201 shares of Class A common stock and 2,431 shares of preferred stock in exchange for a note payable of $578,000 from a shareholder upon his retirement.

STOCK OPTIONS

Prior to and during 1995, the Company issued nonqualified, book value plan stock options to certain officers of the Company to purchase shares of its Class A common stock, which had exercise prices equal to the book value of the common stock at the date of grant. The option agreement allows the employee to put the stock acquired back to the Company at the book value at that time. The Company recognizes compensation expense for increases in the book value of the stock while the options are outstanding. In 1993, the Company purchased 100,058 shares acquired by an officer upon exercise of his options at $5.25 per share. The officer also purchased 59,800 shares of the Company's Class A common stock for which the Company obtained a note receivable of $211,000. During 1995, the Company purchased 89,800 shares acquired by an officer upon exercise of his options at $6.56 per share. Compensation expense related to these option agreements of $87,000, $155,000, and $372,000 was recorded in 1995, 1994, and
1993, respectively. Activity during 1995 with respect to the stock options follows (see also Note 10):

                                                          OPTION
                                          SHARES      PRICE PER SHARE
                                        -----------------------------
Outstanding at January 1, 1993            100,058          $3.00
         Granted                          100,400      $2.58 - $3.01
         Exercised                       (100,058)         $3.00
                                        ---------
Outstanding at December 31, 1993          100,400      $2.58 - $3.01
         Exercised                         (5,300)         $3.01
                                        ---------
Outstanding at December 31, 1994           95,100      $2.58 - $3.01
         Granted                          302,000      $5.90 - $7.14
         Exercised                        (89,800)         $2.58
         Canceled or expired                    -            -
                                        ---------
Outstanding at December 31, 1995          307,300
                                        =========
Options exercisable at end of year        307,300
                                        =========

The outstanding options at December 31, 1995 expire between March 31, 2000 and October 24, 2005 or 90 days after termination of full-time employment.

8. COMMITMENTS AND CONTINGENCIES

The Company leases equipment, automobiles, and office facilities under various operating leases. The future minimum rental commitments as of December 31, 1995 for noncancelable leases are as follows (in thousands):

              1996                                      $1,142
              1997                                         794
              1998                                         546
              1999                                         315
              2000                                         208
              Thereafter                                   206
                                                        ------
                                                        $3,211
                                                        ======

Rental expense for operating leases was $1,338,000, $1,084,000, and $1,274,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

The Company is currently undergoing an examination of its tax returns by the Internal Revenue Service ("IRS") which is asserting claims against the Company for additional taxes and penalties of approximately $1 million plus interest of approximately $240,000. This claim relates primarily to a challenge by the IRS of the Company's use of the LIFO method of accounting for inventory. The Company believes that its LIFO elections were valid and currently is pursuing its rights to administrative appeal. Although an unfavorable outcome on this matter would result in the payment of additional taxes and impact the Company's liquidity position, the Company believes that any liability that may ultimately result from the resolution of this matter will not have a material adverse effect on the financial position of the Company.

9. RETIREMENT PLANS

The Company provides an Employee Stock Ownership Plan (ESOP) which is eligible to employees having 1,000 hours of service in 12 consecutive months of employment. Employer contributions are at the discretion of the board of directors. The ESOP held 176,900 shares of the Company's Class B common stock at December 31, 1995 (see also Note 10). The Company contributed and expensed $150,000 in 1995, 1994, and 1993.

The Company also offers a 401(k) profit sharing plan for employees having 1,000 hours of service in 12 consecutive months of employment. The Company matches contributions at a rate of 10%. The Company contributed $62,000, $56,000, and $49,000 in the years ended December 31, 1995, 1994, and 1993, respectively.

10. SUBSEQUENT EVENTS

REORGANIZATION

On May 7, 1996, the Company's Board of Directors approved a reorganization plan. Under the reorganization plan, the Company will merge with a newly formed shell subsidiary of Index, Inc. ("Index"), a newly organized Texas holding company. The Class A common shareholders of the Company will exchange each of their shares for 16 shares of Index common stock and the Class B common shareholders of the Company will exchange each of their shares for 18.1232 shares of Index common stock. The exchange ratios for the Class A common and Class B common stock are based upon the relative value of each security as determined by the independent appraisal of the Company's stock for purposes of valuing the stock owned by the ESOP. As a result, the Class A common and Class B common shareholders retain the same relative value in relation to each other after the reorganization. As a result, no compensation expense was recognized.

In aggregate, former Company common shareholders will hold 96% of the outstanding common stock of Index upon completion of the transaction. In addition, the holders of each class of the Company's preferred stock will exchange their shares for shares of Index preferred stock with identical rights and terms except that the Class A convertible preferred stock will be convertible into 112 shares of Index common stock. Simultaneously, Newman Communications Corporation ("Newman"), a public corporation with nominal assets, will merge with another newly formed shell subsidiary of Index. The common shareholders of Newman will exchange their shares for approximately 4% of the outstanding common shares of Index. Index's capital structure after the proposed reorganization will be as follows:

                                                                                     OUTSTANDING SHARES
                                                                                     ------------------
   Preferred stock, nonvoting, noncumulative $1 par value; liquidation
     preference of $100 per share: Authorized shares - 1,000,000                                 10,000
   Convertible preferred stock, nonvoting, cumulative $100 par value;
     liquidation preference of $100 per share: Authorized shares -
     1,000,000                                                                                   19,500
   Common stock, $0.01 par value: Authorized shares - 100,000,000                            15,987,900



Each outstanding option to purchase the Company's Class A common stock will be exchanged for an option to purchase 16 shares of Index common stock at a split-adjusted exercise price resulting in aggregate options to purchase 4,916,800 shares of Index common stock.

Index and Newman have nominal assets and no operations; therefore, the proposed merger will be accounted for as a recapitalization. Accordingly, the historical financial statements for Index prior to the reorganization will be those of the Company. The reorganization plan is subject to the approval by vote of the shareholders of record of both the Company and Newman. In conjunction with the reorganization, all repurchase arrangements on the Company's stock as discussed in Note 7 will be eliminated upon the issuance of Index stock to the Company's shareholders.

REPAYMENT OF NOTES RECEIVABLE FROM SHAREHOLDERS

At December 31, 1995 and 1994, the Company held notes receivable from employees arising from stock purchases which had outstanding balances totaling $285,000. Such notes were full recourse and were collateralized by shares of common stock. In June and July 1996, these notes were collected. Prior to January 1, 1995, the outstanding balances on these notes were classified in the consolidated balance sheets as a reduction of shareholders' equity. As a result of the subsequent collection of these notes, the outstanding balances have been reclassified on the 1995 and 1994 consolidated balance sheets as a noncurrent asset included in notes receivable from officers and shareholders.

                             SEPCO INDUSTRIES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                     (In Thousands, except per share data)

                                                                       September 30,         December 31,
                                                                           1996                  1995
                                                                       -----------------------------------
                                                                        (Unaudited)
                                Assets
    Current assets:
       Cash                                                                   $    0               $ 1,492
       Trade accounts receivable, net of allowance for doubtful
          accounts of $199,000 and $200,000, respectively                       16,358              15,892
       Inventory                                                                16,719              16,706
       Prepaid expenses and other current assets                                   992                 813
       Deferred income taxes                                                       533                 170
                                                                       -----------------------------------
    Total current assets                                                        34,602              35,073
    Property and equipment, net                                                  7,081               6,744
    Other Assets                                                                 1,172               1,437
                                                                       -----------------------------------
    Total assets                                                               $42,855             $43,254

                 Liabilities and Shareholders' Equity

    Current liabilities:
       Trade accounts payable                                                  $ 6,014             $ 6,435
       Employee compensation                                                       851               1,129
       Other accrued liabilities                                                 2,178               1,419
       Current portion of long-term debt                                           444               1,888
       Current portion of subordinated debt                                      1,199                 235
                                                                       -----------------------------------
                                                                                10,686              11,106
    Long-term debt, less current portion                                        19,764              20,130
    Subordinated debt, less current portion                                                          1,145
    Deferred compensation                                                                              380
    Deferred income taxes                                                          205                 205
    Equity subject to redemption--Note 8:
       Preferred stock--1,496 shares                                               150                 150
       Class A convertible preferred stock -- 4,500 shares                         450                 450
       Class A common stock -- 272,000 shares                                     2600               1,888
    Shareholders' Equity:
       Preferred stock, nonvoting, noncumulative $1 par
       value; liquidation preference of $100 per share:
           Authorized shares -- 1,000,000
           Issued shares -- 10,098 including 1,496 shares subject to
           redemption -- Note 8                                                      9                   9
       Class A convertible preferred stock, nonvoting, cumulative
       $100 per share
           Authorized shares -- 1,000,000
           Issued and outstanding -- 19,500, including 4,500
           subject to redemption -- Note 8                                       1,500               1,500
       Class B convertible preferred stock, nonvoting, cumulative
       $100 par value; liquidation preference $100 per share:
           Authorized shares -- 1,000,000 shares
           Issued and outstanding shares -- none
       Class A common stock, $.01 par value;
           Authorized shares -- 10,000,00
           Issued and outstanding-- 980,300 , including 272,000
            shares subject to redemption --Note 8                                    7                   7
       Class B common stock, $.01 par value; liquidation
    preference
             of $7.5075 per share:
             Authorized shares-- 10,000,000
              Issued and outstanding -- 176,900                                      2                   2
       Paid-in capital                                                           1,421                 580
       Retained earnings                                                         7,758               7,399
                                                                       -----------------------------------
                                                                                10,697               9,497
       Less treasury stock, 6,732 shares preferred and 221,401
              shares Class A common                                            (1,697)             (1,697)
                                                                       -----------------------------------
    Total shareholders' equity                                                   9,000               7,800
    Total liabilities and shareholders' equity                                 $42,855             $43,254
                                                                       ===================================




           See notes to condensed consolidated financial statements.

                             SEPCO INDUSTRIES, INC.


                  Condensed Consolidated Statements of Income

                                  (Unaudited)


                                                     Three Months Ended              Nine Months Ended
                                                        September 30                   September 30
                                                    1996            1995           1996             1995
                                                 ---------------------------------------------------------
                                                           (In thousands, except per share data)
 Sales                                           $ 32,193        $ 27,988        $ 95,214         $ 84,383
 Cost of sales                                     23,784          20,677          70,574           62,682
                                                 ---------------------------------------------------------
 Gross Profit                                       8,409           7,311          24,640           21,701
 Selling, general and administrative expenses       7,424           6,244          22,230           18,624
                                                 ---------------------------------------------------------
 Operating income                                     985           1,067           2,410            3,077
 Other income                                         129             218             643              646
 Interest expense                                   (548)           (474)         (1,556)          (1,442)
                                                 ---------------------------------------------------------
                                                    (419)           (256)           (913)            (796)
                                                 ---------------------------------------------------------
 Income before income taxes                           566             811           1,497            2,281
 Provision for income taxes                           230             329             607              925
                                                 ---------------------------------------------------------
 Net income                                          $336            $482            $890         $  1,356
                                                 =========================================================
 Primary net income per common and
    common equivalent shares                     $   0.33        $   0.36        $   0.87         $   1.02
                                                 =========================================================
 Number of shares used to compute primary
    net income per common and common
    equivalent shares                               1,016           1,331           1,016            1,331
                                                 =========================================================
 Fully diluted net income per common and
    common equivalent share                      $   0.29        $   0.36        $   0.77            $1.02
                                                 =========================================================
 Number of shares used to compute fully
    diluted net income per common and
    common equivalent shares                        1,152           1,334           1,152            1,334
                                                 =========================================================





           See notes to condensed consolidated financial statements.

                             SEPCO INDUSTRIES, INC.

                Condensed Consolidated Statements of Cash Flows

                                  (Unaudited)

                                                                          Nine Months Ended June 30,
                                                                           1996                1995
                                                                          ---------------------------
                                                                                 (In thousands)
   Operating Activities
   Net cash provided by operating activities                              $  2,118          $   1,881
   Investing activities
   Proceeds from sale of property and equipment                                  7                100
   Purchase of Austin Bearing net assets                                      (550)
   Purchase of property and equipment                                         (971)              (369)
                                                                          ---------------------------
   Net cash used in investing activities                                  $ (1,514)         $    (269)

   Financing activities
   Proceeds from debt                                                       93,856             89,386
   Principal payments on revolving line of credit, long-term
   and subordinated debt, and notes payable to bank                        (95,884)           (90,114)

   Acquisition of common stock                                                                   (589)
   Dividends paid                                                              (68)
   Net cash used in financing activities                                    (2,096)            (1,085)
                                                                          ---------------------------
   Decrease in cash                                                         (1,492)              (889)
   Cash at beginning of period                                               1,492                889
                                                                          ---------------------------
   Cash at end of period                                                         0                  0
                                                                          ===========================




           See notes to condensed consolidated financial statements.

                             SEPCO INDUSTRIES, INC.

                               September 30, 1996

              Notes to Condensed Consolidated Financial Statements

Note 1:  Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The Company believes that the presentations and disclosures herein are adequate to make the information not misleading. The condensed consolidated financial statements reflect all elimination entries and adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods.

The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

Note 2.  Per Share Amounts

Net income per common and common equivalent share has been determined by dividing net income applicable to common stock by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Options to purchase common stock issued by the Company within the 12 months preceding the filing of the Registration Statement have been included in the calculation of common equivalent shares outstanding (using the treasury stock method) as if they were outstanding for all periods presented. The computation of fully diluted net income per common and common equivalent share assumes Series B Preferred Stock was converted as of the beginning of the period.

Note 3:  Inventory

An actual valuation of inventory under the LIFO method can be made only at the end of each year based on the inventory levels and costs at that time. Accordingly, interim LIFO calculations must necessarily be based on management's estimates of expected year-end inventory levels and costs. Because these are subject to many factors beyond management's control, interim results are subject to the final year-end LIFO inventory valuation.

Note 4:  Acquisition

Effective December 31, 1995, the Company acquired 100% of the outstanding common stock of Bayou Pumps, Inc. The purchase price totaled $500,000 and consisted of (i) $450,000 of Class A convertible preferred stock and (ii) cash of $50,000. The acquisition was accounted for using the purchase method of accounting. Goodwill of $400,000 was recorded in connection with the acquisition.

Effective February 2, 1996, the Company acquired the net assets of Austin Bearing Corporation. The purchase price totaled approximately $578,000 and consisted of (i) a $249,000 note, bearing interest at 9%, payable monthly over five years and (ii) cash of $329,000. The acquisition has been accounted for using the purchase method of accounting. Goodwill of $84,000 was recorded in connection with the acquisition.

Note 5:  Commitments and Contingencies

The Company is currently undergoing an examination of tax returns for 1992 through 1994 by the Internal Revenue Service ("IRS"). The IRS has asserted claims against the Company for additional taxes and penalties of approximately $1 million plus interest of approximately $260,000. This claim relates primarily to a challenge by the IRS of the Company's use of the LIFO method of accounting for inventory. The Company believes that SEPCO's LIFO elections were valid and is pursuing its rights to administrative appeal. Although an unfavorable outcome on this matter would result in the payment of additional taxes and impact the Company's liquidity position, the Company believes that any liability that may ultimately result from the resolution of this matter will not have a material adverse effect on the financial position of the Company.

Note 6:  Stock Options

Prior to and during 1995, SEPCO issued nonqualified, book value plan stock options to certain officers of the Company to purchase 307,300 shares of Class A common stock, which had exercise prices equal to the book value of the common stock on the date of the grant. The option agreement allowed the employee to require the Company to purchase, at book value, the shares of stock issued upon exercise of the option. The Company recognized compensation expense for increases in the book value of the stock while the options were outstanding. Effective March, 31, 1996, the stock option agreements were amended to become nonqualified stock options and to eliminate the provision that would require the Company to purchase, at book value, the shares of stock issued upon exercise of the options. In connection with these changes, the Company has recognized approximately $426,000 of compensation expense, net of a tax benefit of $284,000.

Note 7:  Long-Term Debt

The Company currently has a $20 million secured line of credit with an institutional lender. The rate of interest is prime plus .5% (9.00% at September 30, 1996). The line of credit is secured by receivables, inventory, machinery, equipment and real estate and matures January, 1999. At September 30, 1996, the available line of credit was approximately $3.0 million. The facility contains customary affirmative and negative covenants as well as financial covenants that require the Company to maintain a positive cash flow and other financial ratios, such as tangible net worth less than five to one and current assets to current liabilities greater than two to one. The credit facility also restricts the Company's ability to declare and pay dividends and distributions other than dividends on preferred stock. The Company currently is discussing with its lender a modification to the facility in light of the Company's operational cash requirements following the SEPCO Reorganization and Newman Merger.

Note 8:  Stockholders' Equity

The Company has agreements with certain holders of Class A common, preferred and Class A convertible preferred stock, that, upon termination of employment, the shareholders have an obligation to sell and the Company has the first opportunity to buy the stock. The Company also has the opportunity to match a higher offer obtained by the shareholder from another party. The selling price of the stock will be at a price per share equal to the equity per share for the Class A common stock and $100 per share for the preferred and Class A convertible preferred stock.

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Newman Communications Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Newman Communications Corporation (A Development Stage Company) as of December 31, 1995 and March 25, 1995 and the related statements of operations, changes in shareholders' equity and cash flows for the nine months ended December 31, 1995 and for the years ended March 25, 1995 and March 26, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newman Communications Corporation (A Development Stage Company) at December 31, 1995 and March 25, 1995 and the results of their operations and their cash flows for each of the nine months ended December 31, 1995 and for the years ended March 25, 1995 and March 26, 1994 in conformity with generally accepted accounting principles.

As discussed in note 4 to the financial statements, an error in the presentation of the reorganization under bankruptcy was discovered during the current year. Accordingly, the March 26, 1994 financial statements have been restated.


                           CHESHIER & FULLER, INC.
                           A Professional Corporation

Dallas, Texas
January 27, 1996

                       Newman Communications Corporation
                         (A Development Stage Company)
                                 Balance Sheets
                      December 31, 1995 and March 25, 1995

                                     ASSETS

                                                              December 31,               March 25,
                                                                 1995                      1995
                                                              -----------               ----------
CURRENT ASSETS

   Cash                                                       $   12,854               $    5,832
                                                              ----------               ----------

       TOTAL ASSETS                                           $   12,854               $    5,832
                                                              ==========               ==========



                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

  Priority claims                                             $      -0-               $      -0-
                                                              ----------               ----------
       Total Liabilities
                                                              -0-                      -0-
                                                              ==========               ==========

SHAREHOLDERS' EQUITY

   Preferred stock, no par value, authorized
       2,000,000 shares, 0 issued and outstanding                    -0-                      -0-

   Common stock, no par value, authorized
       8,000,000 shares, 858,500 issued and
       outstanding at December 31, 1995, 834,500
       issued and outstanding at March 31, 1995                1,409,193                1,387,599


   Common stock warrants                                          11,406                   20,000

Retained earnings (deficit)                                   (1,392,275)              (1,392,275)

   Deficit accumulated during the
       developmental stage (since November 23,
       1993, reorganization)                                     (15,470)                  (9,492)
                                                              ----------               ----------

       Total Shareholders' Equity                                 12,854                    5,832
                                                              ----------               ----------

       TOTAL LIABILITIES AND
           SHAREHOLDERS' EQUITY                               $   12,854               $    5,832
                                                              ==========               ==========

                       Newman Communications Corporation
                         (A Development Stage Company)
                            Statements of Operations
           Nine Months Ended December 31, 1995 and December 31, 1994
           and for the Years Ended March 25, 1995 and March 26, 1994


                                                                                                     For the Period
                                                    Unaudited                                      November 23, 1993
                                   Nine Months     Nine Months    For the Year     For the Year         (Date of
                                      Ended           Ended          Ended             Ended         Reorganization)
                                  December 31,    December 31,     March 25,         March 26,      through December
                                     1995            1994             1995             1994              31, 1995
                                  -----------     -----------     -----------      ------------     ----------------
REVENUE                            $       --      $       --      $       --       $        --          $       --
                                   ----------      ----------      ----------       -----------          ----------

       Total Revenue                       --              --              --                --                  --
                                   ----------      ----------      ----------       -----------          ----------


EXPENSES
   Professional fees                    4,726           2,581           2,682             5,600              12,508
   Regulatory expense                     550             375             375                --                 925
   Advertising and marketing              607             333             333                --                 940
   Miscellaneous expense                   95             717             817                --                 912
   Office supplies                         --             185             185                --                 185
                                   ----------      ----------      ----------       -----------          ----------

       Total Expenses                   5,978           4,191           4,392             5,600              15,470
                                   ----------      ----------      ----------       -----------          ----------

Net income (loss) before taxes         (5,978)         (4,191)         (4,392)           (5,600)            (15,470)

Provision for income taxes                 --              --              --                --                  --
                                   ----------      ----------      ----------       -----------          ----------

Net income (loss) before
   extraordinary item                  (5,978)         (4,191)         (4,392)           (5,600)            (15,470)

Extraordinary item -
   Relief of debt in bankruptcy            --              --              --         4,026,333                  --
                                   ----------      ----------      ----------       -----------          ----------

NET INCOME (LOSS)                  $   (5,978)     $   (4,191)     $   (4,392)      $ 4,020,733          $  (15,470)
                                   ==========      ==========      ==========       ===========          ==========




                       See notes to financial statements.

                       Newman Communications Corporation
                         (A Development Stage Company)
                            Statements of Operations
           Nine Months Ended December 31, 1995 and December 31, 1994
           and for the Years Ended March 25, 1995 and March 26, 1994


                                                                                                           For the Period
                                                           Unaudited                                      November 23, 1993
                                          Nine Months     Nine Months    For the Year     For the Year         (Date of
                                             Ended           Ended          Ended             Ended         Reorganization)
                                         December 31,    December 31,     March 25,         March 26,      through December
                                            1995            1994             1995             1994              31, 1995
                                         -----------     -----------     -----------      ------------     ----------------
PRIMARY EARNINGS PER COMMON SHARE
Earnings (loss) before
   extraordinary item                          (.01)           (.01)           (.01)              NIL                (.03)

Extraordinary item - relief
   of debt in bankruptcy                        -0-             -0-             -0-              1.14                 -0-
                                         ----------      ----------      ----------       -----------           ---------

Net earnings (loss)                            (.01)           (.01)           (.01)             1.14          $     (.03)
                                         ==========      ==========      ==========       ===========          ==========

Weighted average common
   shares outstanding                       839,833         740,222         763,792         3,540,407             535,760
                                         ==========      ==========      ==========       ===========          ==========

FULLY DILUTED EARNINGS PER COMMON SHARE

Earnings (loss) before
   extraordinary item                          (.01)           (.01)           (.01)              NIL                (.03)

Extraordinary item - relief
   of debt in bankruptcy                        -0-             -0-             -0-              1.14                 -0-
                                         ----------      ----------      ----------        ----------           ---------

Net earnings (loss)                            (.01)           (.01)           (.01)             1.14          $     (.03)
                                         ==========      ==========      ==========       ===========          ==========

   Weighted average common
       shares outstanding                   839,833         740,222         763,792         3,540,407             535,760
                                         ==========      ==========      ==========       ===========          ==========





                       See notes to financial statements.

                       Newman Communications Corporation
                         (A Development Stage Company)
                            Statements of Cash Flows
           Nine Months Ended December 31, 1995 and December 31, 1994
           and for the Years Ended March 25, 1995 and March 26, 1994

                                                                                                      For the Period
                                                        Unaudited                                   November 23, 1993
                                        Nine Months    Nine Months   For the Year    For the Year        (Date of
                                           Ended          Ended         Ended            Ended        Reorganization)
                                       December 31,   December 31,    March 25,        March 26,     through December
                                          1995           1994            1995            1994             31, 1995
                                       -----------    -----------    -----------     ------------    ----------------
Cash flows from operating activities:
   Net income (loss)                    $   (5,978)    $   (4,191)    $   (4,392)     $ 4,020,733         $  (15,470)

       Relief of debt in bankruptcy             --             --             --       (4,026,333)                --
                                        ----------     ----------     ----------      -----------         ----------

       Net cash used from
         operating activities               (5,978)        (4,191)        (4,392)          (5,600)           (15,470)
                                        ----------     ----------     ----------      -----------         ----------


Cash flows from investing activities            --             --             --               --                 --
                                        ----------     ----------     ----------      -----------         ----------

Cash flows from financing activities:
   Warrants exercised                       13,000          1,000          1,000               --             14,000
   Subscription of 3,000,000 warrants           --             --             --           20,000                 --
   Priority claims payments                     --            (25)           (25)            (141)               (25)
   Unsecured debt payments                      --             --             --           (5,010)                --
                                        ----------     ----------     ----------      -----------         ----------

       Total financing activities           13,000            975            975           14,849             13,975
       Net increase (decrease) in cash       7,022         (3,216)        (3,417)           9,249             (1,495)
       Cash at beginning of period(1)        5,832          9,249          9,249              -0-             14,349
                                        ----------     ----------     ----------      -----------         ----------

       Cash at end of period            $   12,854     $    6,033     $    5,832      $     9,249         $   12,854
                                        ==========     ==========     ==========      ===========         ==========

(1) Beginning cash for December 31, 1995 is as of March 25, 1995 as this cash period is for nine months.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

   Cash paid during the period for:
       Income taxes                    $       --      $       --     $       --      $        --         $       --
                                       ==========      ==========     ==========      ===========         ==========


       Interest                        $       --      $       --     $       --      $        --         $       --
                                       ==========      ==========     ==========      ===========         ==========





                       See notes to financial statements.

                       Newman Communications Corporation
                         (A Development Stage Company)
                            Statements of Cash Flows
           Nine Months Ended December 31, 1995 and December 31, 1994
           and for the Years Ended March 25, 1995 and March 26, 1994



SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

   - $4,026,333 unsecured debt was forgiven during the fiscal year ended March 26, 1994.

   - 832,500 of common stock, no par, and 1,650,000 each of warrant A, B and C have been issued to pre-petition stockholders, creditors and Little.

   - On November 23, 1995 the remaining 1,628,000 A warrants, and 1,648,000 B warrants expired.





                       See notes to financial statements.

                       Newman Communications Corporation
                         (A Development Stage Company)
                 Statements of Changes in Shareholders' Equity
           Nine Months Ended December 31, 1995 and December 31, 1994


                                                                       A, B, & C Warrants         Retained
                                  Common Stock          Paid-In       To Buy Common Stock         Earnings
                              Shares       Amount       Capital      Number        Amount        (Deficit)           Total
                            ----------   ----------   ------------- ----------    ----------    ------------      -----------
Balances at March 26, 1994     832,500   $1,386,599     $    -0-     4,953,000    $   20,000    $(1,397,375)       $    9,224

Warrants erroneously shown
  as outstanding at
  March 26, 1994                                                        (3,000)

Warrants exercised               2,000        1,000                     (2,000)                                         1,000

Net (loss) for the nine
  months ended December 31,
  1994 (Unaudited)                                                                                   (4,191)           (4,191)
                            ----------   ----------     --------    ----------    ----------     ----------        ----------

Balances at December 31,
  1994 (Unaudited)             834,500    1,387,599          -0-     4,948,000        20,000     (1,401,566)            6,033

Net (loss) for the
  quarter ended March 25,
  1995 (Unaudited)                                                                                     (201)             (201)

Warrants exercised              24,000       13,000                    (24,000)                                        13,000

Expiration of Warrants                        8,594                 (3,274,000)       (8,594)

Net (loss) for the
  nine months ended
  December 31, 1995                                                                                  (5,978)           (5,978)
                            ----------   ----------     --------    ----------    ----------    -----------        ----------

Balances at December 31,
  1995                         858,500   $1,409,193     $    -0-     1,650,000    $   11,406    $(1,407,745)       $   12,854
                            ==========   ==========     ========    ==========    ==========    ===========        ==========



                       See notes to financial statements.

                       Newman Communications Corporation
                         (A Development Stage Company)
                 Statements of Changes in Shareholders' Equity
                 Years Ended March 25, 1995 and March 26, 1994


                                                                               A, B, & C Warrants        Retained
                                       Common Stock            Paid-In         To Buy Common Stock       Earnings
                                    Shares       Amount        Capital         Number       Amount       (Deficit)       Total
                                  ----------   ----------   -------------    ----------   ----------   ------------   -----------
Balances at March 27, 1993         5,310,160   $   53,102     $ 1,333,497                               $(5,418,108)  $(4,031,509)

Net income (loss) for the
  period March 27, 1993 to
  November 23, 1993 (date of
  reorganization)                                                                                         4,025,833     4,025,833

Reorganization
  November 23, 1993               (5,310,160)   1,333,497      (1,333,497)                                                    -0-

Subscription of warrants                                                      3,000,000    $  20,000                       20,000

Subscription of
  stock and warrants                 832,500                                  1,953,000

Net (loss) for the period
  November 23, 1993 (date
  of reorganization) to
  March 26, 1994                                                                                            (5,100)        (5,100)
                                  ----------   ----------      ----------    ----------   ----------    ----------     ----------

Balances at March 26, 1994           832,500    1,386,599             -0-     4,953,000       20,000    (1,397,375)         9,224

Warrants erroneously shown as
  outstanding at March 26, 1994                                                  (3,000)

Warrants exercised                     2,000        1,000                        (2,000)                                    1,000

Net (loss) for the year
  ended March 25, 1995                                                                                      (4,392)        (4,392)
                                  ----------   ----------      ----------    ----------   ----------    ----------     ----------

Balances at March 25, 1995           834,500   $1,387,599      $      -0-     4,948,000   $   20,000   $(1,401,767)    $    5,832
                                  ==========   ==========      ==========    ==========   ==========   ===========     ==========


                       See notes to financial statements.

                       Newman Communications Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements
                      December 31, 1995 and March 25, 1995


Note 1 -     Summary of Significant Accounting Policies

             HISTORY

             Newman Communications Corporation ("Company"), was incorporated June 25, 1981 in Albuquerque, New Mexico as a company directed toward the manufacture and distribution of books on audio cassettes. The company began having financial difficulties in early 1987, and subsequently ceased operations and liquidated its assets in November of that year. The Company filed for chapter XI bankruptcy on August 12, 1992. On November 22, 1993 the Company emerged from bankruptcy as a reorganized entity.

             Little and Company/Southwest ("Little") had no relationship with the Company before it became illiquid and ceased operations. Little acquired 1,792,000 shares of common stock from previous stockholders for $5,000 and purchased an outstanding judgment. When the Company filed a Chapter XI petition under the United States Bankruptcy Code, a Plan of Reorganization (the "Plan") was proposed by Little that was confirmed by the Court.

             DEVELOPMENT STAGE OPERATIONS

             The Company currently has no operational activities.

             REORGANIZATION

             The terms of the recent Chapter XI reorganization are, in general, as follows:

             (A) The articles of incorporation of the Company were amended to authorize no par common stock. All of the pre-petition common stock held by stockholders was voided.

             (B) The unsecured creditors were given the option of receiving cash or common stock. Those electing to receive cash were paid $5,010 as a group. Those creditors that elected to receive common stock of the Company received four shares of common stock of the Company and four warrants each of A, B & C for each dollar of claims filed with no claim exceeding the issuance of more than 7,500 shares of common stock and 7,500 each of warrants A, B & C. All creditors were issued a minimum of 100 shares of common and 100 warrants A, B & C.

             (C) Holders of the common stock of the Company were designated as a separate class in the Plan and allowed to voluntarily participate in the reorganization. Stockholders that elected to participate were required to provide proof of ownership and pay a $20.00 administrative fee directly to the transfer agent. Those pre-petition stockholders that participated received 500 shares of the new common stock of the reorganized entity and 1,000 each of Warrants A, B and C. All stockholders

                       Newman Communications Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements
                      December 31, 1995 and March 25, 1995


Note 1 -     Summary of Significant Accounting Policies

             REORGANIZATION, continued

             (C) and their respective shares that did not participate in the Plan were removed from the stockholders list and their respective shares canceled.

             (D)  The following is a description of the warrants:

                       Warrant A will allow the holder to purchase 1 share of the common stock of the reorganized Company at $.50 per share for a period of 12 months from November 22, 1993. During the year ended March 25, 1995, the period in which the warrants may be exercised was extended twelve months.

                       Warrant B will allow the holder to purchase 1 share of the common stock of the reorganized Company at $1.00 per share for a period of 24 months from November 22, 1993.

                       Warrant C will allow the holder to purchase 1 share of the common stock of the reorganized Company at $2.00 per share for a period of 36 months from November 22, 1993.

             (E) Under the Plan, Little contributed $20,000 and received 1,000,000 each of Warrants A, B and C. Little returned to the Company's treasury 1,792,000 shares of the Company's pre-petition common stock and received 500,000 shares of new common stock under the Plan.

             (F) Pre-petition creditors and shareholders had until March 22, 1994 according to the Plan to subscribe to stock and warrants. A total of 332,500 shares of common stock and 650,000 each of warrants A, B & C were subscribed to by this group.

             FISCAL YEAR

             During 1995 the Company changed its year end from a fiscal year, which is based on a 52 week year ending on the last Saturday in March, to a calendar year end.

                       Newman Communications Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements
                      December 31, 1995 and March 25, 1995


Note 1 -     Summary of Significant Accounting Policies, continued

             ACCOUNTING ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 -     Extraordinary Item

             The net result of settling the pre-petition unsecured creditors' claims and other liabilities of $4,031,343 for $5,010 was accounted for as an extraordinary item. The discharge of debts in bankruptcy has no tax effect.

Note 3 -     Income Taxes

             There are no temporary timing differences between recognition of revenue and expenses for financial reporting purposes and income tax purposes.

             There are no net operating loss carryforwards available from periods prior to November 22, 1993. Subsequent to November 22, 1993 there are loss carry forwards of $15,769 which can be carried forward to reduce taxable income. These carryforwards expire between 2008 and 2010, respectively. These carryforwards may be limited under IRS Code Section 382 should significant changes in stock ownership in the Company occur in the future.

             Because there is at least a 50% chance that the carryforward will expire unused, the benefit associated with the loss carryforward has not been reflected.

Note 4 -     Correction of Error - Prior Year

             During 1995, it was determined that the forgiveness of debt under bankruptcy should have been reported as an extraordinary item and shown as a component of net income for the year ended March 26, 1994. The change had no effect on net loss before extraordinary items, or the related net loss per share data. Net income was increased by $4,026,333 and earnings per share was increased by $1.14. Total equity was not affected. All changes pertain to the year ended March 26, 1994 only.

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STATE COMPANY)
                                 BALANCE SHEET
                    September 30, 1996 and December 31, 1995


                                                                September 30,     December 31,
                                                                    1996             1995
                                                                -------------     -----------
                              ASSETS

 CURRENT ASSETS

   Cash                                                                $2,794         $12,854
                                                                -------------     -----------
                  TOTAL ASSETS                                         $2,794         $12,854
                                                                =============     ===========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES

   Accrued liabilities

                                                                       $6,034         $     -
                                                                -------------     -----------
                  TOTAL LIABILITIES                                    $6,034         $     -
                                                                =============     ===========

 SHAREHOLDERS' EQUITY

   Preferred stock, no par value, authorized
      2,000,000 shares, 0 issued and
      outstanding                                                          --              --
   Common stock, no par value, authorized
      8,000,000, 2,552,064 issued and outstanding
      at September 30, 1996 and 858,500 issued
      and outstanding at December 31, 1995,
      respectively                                                  1,410,887       1,409,193
   Common stock warrants                                               11,406          11,406
 Retained earnings (deficit)                                       (1,392,275)     (1,392,275)
   Deficit accumulated during the
      developmental stage (since November
      23, 1993, reorganization)                                       (33,258)        (15,470)
                                                                -------------     -----------
      Total Shareholders' Equity (loss)                                (3,240)         12,854
                                                                -------------     -----------

                  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $(2,794)        $12,854
                                                                =============     ===========

                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STATE COMPANY)
                            STATEMENT OF OPERATIONS
      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995

                                               For the Nine Months Ended
                                                     September 30,           For the Period November 23, 1993
                                               -------------------------        (Date of Reorganization)
                                                  1996           1995          through September 30, 1996
                                               ---------      ----------     --------------------------------
 REVENUE                                              --              --                       --
     Total Revenue                                    --              --                       --

 EXPENSES
   Professional fees                              16,778           4,451                   29,286
   Regulatory expense                                125             550                    1,050
   Advertising and marketing                          --             608                      940
   Miscellaneous expense                              12              64                      924
   Office supplies                                   873              --                    1,058
                                               ---------      ----------               ----------
         Total Expenses                           17,788           5,673                   33,258
                                               ---------      ----------               ----------
 Net income (loss) before taxes                  (17,788)         (5,673)                  33,258
 Provision for income taxes                           --              --                       --
                                               ---------      ----------               ----------
 NET INCOME (LOSS)                              $(17,788)        $(5,673)                $(33,258)
                                               =========      ==========               ==========
 PRIMARY EARNINGS
 PER COMMON                                    =========      ==========
 SHARES
 Net earnings (loss)                                (.01)           (.01)                    (.04)
 Weighted average common                       1,234,848         838,500                  818,754
 shares outstanding                            =========      ==========               ==========
 FULLY DILUTED EARNINGS PER
 COMMON SHARE
 Net earnings (loss)                                (.01)           (.01)                    (.04)
                                               =========      ==========               ==========
 Weighted average                              1,234,848         838,500                  818,754
 common shares                                 =========      ==========               ==========
 outstanding



                       NEWMAN COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995


                                                                                             For the Period
                                                                                              November 23,
                                                                                             1993 (Date of
                                                                                             Reorganization
                                                                                                Through
                                                   September 30,        September 30,        September 30,
                                                        1996                 1995                 1996
                                                   -------------        -------------        --------------
 Cash flows from operating activities:
    Net income (loss)                                   $(17,788)             $(5,673)            $(33,258)

       Increase in accrued liabilities                     6,034                   --                6,034
                                                   -------------        -------------        --------------

       Net cash used from operating
          activities                                     (11,754)              (5,673)             (27,224)
                                                   -------------        -------------        --------------

 Cash flows from investing activities                         --                   --                   --
                                                   -------------        -------------        --------------

 Cash flows from financing activities:
    Sales of common stock                                  1,694                   --                1,694
    Warrants exercised                                        --                3,000               14,000
    Priority claims payments                                  --                   --                  (25)
                                                   -------------        -------------        --------------

       Total financing activities                          1,694                3,000               15,669
       Net increase (decrease) in cash                   (10,060)              (2,673)             (11,555)
       Cash at beginning of period                        12,854               (6,033)              14,349
                                                   -------------        -------------        --------------

       Cash at end of period                              $2,794               $3,360               $2,794
                                                   =============        =============        ==============

                                  INDEX, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The unaudited pro forma combined balance sheets as of September 30, 1996 and December 31, 1995 and the unaudited pro forma combined statements of earnings for the nine months ended September 30, 1996 and the year ended December 31, 1995 give effect to the reorganization of SEPCO Industries, Inc., a Texas corporation ("SEPCO"), which was effected through a merger of a wholly-owned subsidiary of Index, Inc., a Texas corporation ("Index") with and into SEPCO (the "SEPCO Reorganization"), and the related acquisition by Index of Newman Communications Corporation, a New Mexico corporation ("Newman") through a merger of a wholly-owned subsidiary of Index with and into Newman (the "Newman Merger"). The unaudited pro forma combined statements of earnings assume all such transactions occurred at the beginning of the periods presented. The unaudited pro forma combined balance sheets assume all such transactions occurred at the end of the periods presented. The pro forma information is based on the historical financial statements of SEPCO and Newman, giving effect to the SEPCO Reorganization and the Newman Merger under the purchase method of accounting and the adjustments accompanying the unaudited pro forma combined financial statements.

         The unaudited pro forma combined financial statements may not be indicative of the results that would have occurred if the combination had been in effect on the dates indicated or which may occur in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the financial statements of SEPCO and Newman, which are included elsewhere in this Current Report.

                       PRO FORMA COMBINED BALANCE SHEETS

                                                  SEPTEMBER 30, 1996
                                   ------------------------------------------------
                                    SEPCO        Newman    Pro Forma    PRO FORMA
                                   HISTORICAL  Historical Adjustments    COMBINED
                                   ---------  ---------  ------------  ------------
                                           (in thousands except share data)
 ASSETS
   Current Assets:

    Cash   . . . . . . . . . . .   $       0     $    3    $        1 (4) $       4

    Accounts receivable, net   .      16,358                                 16,358
    Inventories  . . . . . . . .      16,719                                 16,719
    Prepaid expense and other  .         992                                    992
    Deferred income taxes  . . .         533                                    533
                                   ---------     ------     ---------     ---------
        Total current assets . .      34,603          3                      34,606
   Property, plant and equipment,
   net . . . . . . . . . . . . .       7,081                                  7,081
   Notes receivable from officers
   and shareholders  . . . . . .
   Intangible assets, net  . . .       1,172                                  1,172
                                   ---------     ------     ---------     ---------
        Total Assets . . . . . .   $  42,855     $    3     $       1     $  42,859
                                   =========     ======     =========     =========


 LIABILITIES AND SHAREHOLDERS'
 EQUITY
   Current Liabilities:
    Trade account payables   . .   $   6,014     $          $             $   6,014
    Current portion of long-term
    debt   . . . . . . . . . . .         444                                    444
    Current portion of
    subordinated debt  . . . . .       1,199                                  1,199
    Employee compensation  . . .         851                                    851
    Other current liabilities  .       2,178          6                       2,184
                                   ---------     ------     ---------     ---------

          Total current
 liabilities . . . . . . . . . .      10,686          6                      10,692
   Long-term debt, less current
   portion . . . . . . . . . . .      19,764                                 19,764
   Subordinated debt, less
   current   portion . . . . . .
   Deferred compensation . . . .
   Deferred income taxes . . . .         205                                    205
      Total Liabilities               30,655          6                      30,661
 Equity Subject to Redemption:
   Preferred Stock . . . . . . .         150                     (150)(3)

   Class A Convertible Preferred         450                     (450)(3)
   Class B Convertible Preferred       2,600                   (2,600)(3)
  Shareholders' Equity:
   Preferred Stock . . . . . . .           9                        1 (3)         3
                                                                   (7)(2)
   Convertible Preferred Stock .       1,500                      450 (3)     1,950
   Common Stock  . . . . . . . .           9      1,422
                                                               (1,421)(1)       160
                                                                  147 (2)
                                                                    3 (3)
   Paid in capital . . . . . . .       1,421                     (792)(2)
                                                                   (4)(1)     1,085
                                                                  459 (3)
                                                                    1 (4)
   Retained earnings (deficit) .       7,758     (1,425)        1,425 (1)
                                                                2,287 (3)     9,000
                                                               (1,045)(2)
   Treasury Stock  . . . . . . .      (1,697)                   1,697 (2)
                                   ---------     ------     ---------     ---------

      Total shareholders' equity       9,000        (3)                      12,198
                                   ---------     ------     ---------     ---------
        Total Liabilities and
        Shareholders' Equity . .   $  42,855     $    3     $       1     $  42,859
                                   =========     ======     =========     =========

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS


                           Nine Months Ended September 30, 1996        Year Ended December 31, 1995
                           ------------------------------------   -----------------------------------
                              Sepco      Newman      Pro Forma      Sepco       Newman      Pro Forma
                            Historical  Historical    Combined    Historical   Historical    Combined
                            ----------  ----------   ---------    ----------   ----------   ---------
                                               (in thousands except per share data)
 Revenues                  $   95,214  $             $    95,214  $  111,328  $           $    111,328
 Costs and expenses:
   Cost of sales . . . .       70,574                     70,574      82,171                    82,171
   Selling, general and
     administrative  . .       22,230          18         22,248      24,559           6        24,565
                           ----------  ----------  -------------  ----------  ----------  ------------
 Operating income (loss)        2,410         (18)         2,392       4,598          (6)        4,592
 Other income (expense)
   Other income  . . . .          643                        643         867                       867
   Interest expense  . .       (1,556)                    (1,556)     (1,953)                   (1,953)
                           ----------  ----------  -------------  ----------  ----------  ------------
 Earnings (loss) before         1,497         (18)         1,479       3,512          (6)        3,506
   income taxes  . . . .
 Provision for income            (607)                      (607)     (1,424)                   (1,424)
                           ----------  ----------  -------------  ----------  ----------  ------------
 taxes . . . . . . . . .
 Net income  . . . . . .   $      890  $      (18)  $        872  $    2,088  $       (6) $      2,082
                           ==========  ==========  =============  ==========  ==========  ============
 Net income per share  .   $     0.87  $    (0.01)  $       0.05  $     1.68  $    (0.01) $       0.10
                           ==========  ==========  =============  ==========  ==========  ============
 Weighted average shares
   outstanding . . . . .        1,016       1,235         17,264       1,244         764        20,925
                           ==========  ==========  =============  ==========  ==========  ============

Pro Forma Adjustments
(in thousands except per share amounts)


1. To record the issuance of shares of Index, Inc. to the Newman shareholders as a result of the Reorganization.

2. To record issuance of shares of Index, Inc. to SEPCO shareholders as a result of the Reorganization and to eliminate Sepco treasury stock.

3. To record the reclassification of equity subject to redemption to permanent equity as the redemption features are eliminated upon consummation of the Reorganization.

4. To record capitalization of Index, Inc. in July 1996 for the purpose of completing the Sepco Merger and the Newman Merger.